EXHIBIT 5.1


                                 October 7, 2002

Hecla Mining Company
6500 Mineral Drive
Coeur d'Alene, Idaho 83815-8788

                       REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         I have represented Hecla Mining Company, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-1 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering under the Act (i) up to 3,995,248 shares of common stock, par value $0.25 per share (the "Common Stock"), of the Company owned by certain stockholders of the Company (the "Shares") currently issued and outstanding and (ii) up to 2,000,000 shares of Common Stock issuable to a certain stockholder upon exercise of a warrant to purchase Common Stock (the "Warrant Shares"). In connection with this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate and other records, certificates, and other papers, including the Registration Statement and pertinent resolutions of the board of directors of the Company, as I deemed necessary to examine for the purpose of this opinion.

         Based upon such examination, it is my opinion that (i) the Shares have been duly authorized, validly issued, fully paid, and are non-assessable and
(ii) the Warrant Shares have been duly authorized for issuance and, upon issuance, payment and delivery thereof to the stockholder in accordance with the terms of the warrant between the Company and Great Basin Gold Ltd. will be validly issued, fully paid and non-assessable.

         My opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution, and the reported judicial decisions interpreting such laws, and I do not express any opinion concerning any other laws. This opinion is given as of the date hereof, and I assume no obligation to advise you of changes that may hereafter be brought to my attention.

         I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                                Very truly yours,



                                                /s/ Michael B. White